UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 10, 2014

SPIRE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-12742	04-2457335
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Patriots Park, Bedford, Massachusetts	01730-2396
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 275-6000

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, in September 2013, Spire Corporation (the “Company”) sold its biomedical business (the “Bio Business Unit”) to N2 Biomedical LLC (“N2 Bio”). The purchase price for the Bio Business Unit was $10.5 million plus the assumption of liabilities of approximately $0.1 million, with $6.0 million paid in cash at closing, a $2.4 million subordinated convertible promissory note (the “N2 Note”), and 310,549 Series A Preferred Units of N2 (the “N2 Units”) valued at approximately $2.1 million.

On October 10, 2014, in order to increase working capital, eliminate significant unpaid rent obligations and substantially reduce future rent obligations, the Company entered into a series of agreements with Roger G. Little, Chairman of the Board of Directors of the Company, and SPI-Trust, a trust of which Mr. Little is the sole trustee and principal beneficiary (the “Transactions”). SPI-Trust is the owner of the building in Bedford, MA in which the Company leases its space. Under the current lease (prior to the amendment discussed below) (the “Bedford Lease”), the Company leases 117,180 square feet of space at a rate of $16.50 per square foot on a triple net basis, whereby the tenant is responsible for operating expenses, taxes and maintenance of the building, with annual increases of $0.50 per square foot. The Bedford Lease expires on November 30, 2017.

In connection with the Transactions, the Company entered into the following agreements:

1.A Note Purchase and Assignment Agreement (the “Note Purchase Agreement”) with Mr. Little pursuant to which the Company sold the N2 Note to Mr. Little in exchange for (i) $1.5 million in cash and (ii) the forgiveness of $200,000 of compensation owed by the Company to Mr. Little. In addition, as part of the transaction, Mr. Little was issued a five-year warrant (the “Warrant”) to purchase 1.0 million shares of common stock of the Company for an exercise price per share of $0.276 (representing 120% of the closing price of the common stock on such date).

2.An Equity Ownership Interest Transfer Agreement (the “Equity Transfer Agreement”) with SPI-Trust pursuant to which the Company sold the N2 Units to SPI-Trust in exchange for (i) the forgiveness of approximately $1.9 million in unpaid rent for the period from October 1, 2013 through October 31, 2014 and (ii) the agreement to enter into an amendment to the Bedford Lease, as described below.

3.The Third Amendment to Lease Agreement (the “Lease Amendment”) with SPI-Trust pursuant to which the Bedford Lease was amended to, among other things, (i) reduce the leased portion of the premises to 85,732 square feet of space, effective November 1, 2014, (ii) provide that for the period commencing November 1, 2014 and running through and including July 31, 2015 (the “Rent-Free Period”), the Company shall not be required to pay any base rent, (iii) provide that for the period commencing on August 1, 2015 and running through and including January 31, 2016, base rent under the Bedford Lease shall be $5.00 per square foot and (iv) provide that for the period commencing on February 1, 2016 and running through the end of the term (November 30, 2017), base rent under the Bedford Lease shall be $10.00 per square foot. In addition, SPI-Trust can terminate the Bedford Lease upon 6 months’ prior written notice, provided that the Bedford Lease cannot be terminated prior to July 31, 2015.

In addition to the forgiveness of past-due rent of approximately $1.9 million, the Company estimates that, as compared to the lease prior to the amendment (and assuming continued occupancy in the premises), the Lease Amendment will result in savings of approximately $1.3 million for the Rent-Free Period and savings of approximately $2.3 million for the period commencing on August 1, 2015 and running through the end of the term (November 30, 2017).

As of the result of the Transactions, and as of the date these Transactions closed, it is expected that the Company will no longer be the primary beneficiary of the variable interest entity, N2 Bio, and, accordingly, the Company will no longer be required to consolidate the assets, liabilities and results of operations of N2 Bio into the Company's financial statements.

The disclosure set forth above is a summary of the material provisions of the Note Purchase Agreement, the Equity Transfer Agreement and the Lease Amendment. These summaries are not complete and are qualified in their entirety by reference to the full text of such agreements, each of which is attached as an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with the transaction described herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 3.02    Unregistered Sale of Equity Securities.

The information contained in Item 1.01 above regarding the Warrant is incorporated herein by reference. The Warrant and the shares of common stock issuable upon exercise of the Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States or any state absent registration or an applicable exemption from registration requirements. The Warrant was issued in a transaction exempt from registration under the Securities Act pursuant to Section 4(2) thereof and Regulation D promulgated thereunder.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.    Exhibit Description

10.1    Note Purchase and Assignment Agreement, dated October 10, 2014, by and among Roger Little, Spire Corporation and Spire Optoelectronics, Inc. (including the form of Warrant).

10.2    Equity Ownership Interest Transfer Agreement, dated October 10, 2014, by and between Spire Corporation and SPI-Trust.

10.3    Third Amendment to Lease Agreement, dated October 10, 2014, by and between Spire Corporation and Roger G. Little, Trustee of SPI-Trust.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRE CORPORATION

Date: October 17, 2014	By:	/s/ Robert S. Lieberman
Robert S. Lieberman
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Note Purchase and Assignment Agreement, dated October 10, 2014, by and among Roger Little, Spire Corporation and Spire Optoelectronics, Inc. (including the form of Warrant).
10.2	Equity Ownership Interest Transfer Agreement, dated October 10, 2014, by and between Spire Corporation and SPI-Trust.
10.3	Third Amendment to Lease Agreement, dated October 10, 2014, by and between Spire Corporation and Roger G. Little, Trustee of SPI-Trust.